EXHIBIT 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064


                                                               December 18, 1998

CD Radio Inc.
1180 Avenue of the Americas
New York, New York 10036

                                CD Radio Inc. --
                       Registration Statement on Form S-4
                              Registration No. 333-
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Ladies and Gentlemen:

         In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under it (the "Rules"), we have been requested by CD Radio Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), being registered.

         In connection with the furnishing of this opinion, we have reviewed (i) the Registration Statement (including all amendments filed on or before today);
(ii) the Company's Certificate of Incorporation and By-laws; and (iii) records of certain of the Company's corporate proceedings.

         We also have examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made those other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of those documents, records, certificates or other instruments, and upon factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.
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         In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents reviewed by us.

         Based upon the above, we are of the opinion that the Common Stock is duly authorized and, when issued, delivered and paid for as contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under them, which are currently in effect.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                    Very truly yours,


                                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
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                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON